Exhibit 99.1

For Immediate Release	For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Standard Motor Products, Inc. Announces
New Stock Repurchase Program

New York, NY, November 20, 2017......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, today announced that its Board of Directors has authorized the purchase of up to $10 million of its common stock under a stock repurchase program.

Stock will be purchased from time to time, in the open market or through private transactions, as market conditions warrant. The Company intends to fund the stock repurchase program through its revolving credit facility. The stock repurchase program may be suspended or discontinued at any time. Any repurchased shares will be held as treasury stock and will be available for general corporate purposes, including funding existing equity compensation plans.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

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37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com